The Lutheran Brotherhood Family of Funds
625 Fourth Avenue South
Minneapolis, Minnesota  55415

March 5, 2002

Securities and Exchange Commission                             VIA EDGAR
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549

RE:  THE LUTHERAN BROTHERHOOD FAMILY OF FUNDS
     1933 Act File No. 2-25984
     1940 Act File No. 811-1467

Ladies and Gentlemen:

The Lutheran Brotherhood Family of Funds(the "Registrant"), an open-end management investment company registered under the Investment Company Act of 1940, as amended, hereby amends the Form N-SAR filed by Registrant on February 28, 2002. The Form N-SAR filed by Registrant on February 28, 2002, (accession number 0000790166-02-000002) was intended to be filed on behalf of Registrant's affiliated investment company, LB Series Fund, Inc., but was filed by error under the Registrant's CIK number. The Form N-SAR was subsequently correctly filed under CIK number 790166 for LB Series Fund, Inc.

This Form N-SAR is a copy of Registrant's correct Form N-SAR for the period ending October 31, 2001, and was previously filed on December 21, 2001.

If you have any questions with respect to the enclosed or if there is any way in which we may be of assistance, please do not hesitate to call me at
(612) 340-7005.

Sincerely,



/s/ John C. Bjork
John C. Bjork
Secretary